UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

Centillium Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30649	94-3263530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

215 Fourier Avenue
Fremont, California    94539
(Address of principal executive offices including zip code)

(510) 771-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective January 18, 2006, Irwin Federman resigned from the Board of Directors (the "Board") of Centillium Communications, Inc. (the "Registrant"). Mr. Federman also resigned from the Audit Committee. Mr. Federman informed the Board that he resigns having no disagreement with the Board or management regarding the Company's operations, policies or practices.

(d) Effective January 18, 2006, the Board has elected Sam Srinivasan to the Board replacing Mr. Federman as a Class I director. Mr. Srinivasan will also serve as the Chairman of the Audit Committee. The Board has determined that Mr. Srinivasan is an "independent" member of the Audit Committee of the Board for purposes of Rule 10A-3(b)(1) of the Exchange Act. The Board has also determined that Mr. Srinivasan qualifies as an "audit committee financial expert.".

A copy of the press release announcing Mr. Federman's resignation and Mr. Srinivasan's appointments is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release and the information therein are being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated January 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Centillium Communications, Inc.

By:	/s/ Faraj Aalaei

Faraj Aalaei
Chief Executive Officer

Dated: January 19, 2006

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 99.1	Press Release dated January 19, 2006.